UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2007

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-05805		13-2624428
(Commission File Number)		(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are incorporated by reference into the Registration Statement on Form S-3ASR (333-130051) of JPMorgan Chase & Co. (the “Registrant”) as exhibits thereto and are filed as part of this Current Report.

8.1
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index due November 14, 2008

8.2	Tax Opinion of Davis Polk & Wardwell relating to Call Overwrite Index Notes Linked to the BXMSM Index due May 15, 2008
8.3	Tax Opinion of Davis Polk & Wardwell relating to Return Enhanced Notes Linked to the S&P Composite 1500 Homebuilding Index due December 31, 2008
8.4
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Nikkei 225 Index, the iShares® MSCI Emerging Markets Index Fund, the FTSE/Xinhua China 25 Index, the MSCI Taiwan Index, the S&P BRIC 40 Index, the Korea Stock Price Index 200, the Russian Depositary Receipts Index, the Kuala Lumpur Composite Index, the CECEEUR Index and the iShares® MSCI Brazil Index Fund due May 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Neila B. Radin
Name: Neila B. Radin
Title: Senior Vice President

Dated: May 8, 2007

EXHIBIT INDEX

Exhibit Number	Description
8.1
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index due November 14, 2008

8.2	Tax Opinion of Davis Polk & Wardwell relating to Call Overwrite Index Notes Linked to the BXMSM Index due May 15, 2008
8.3	Tax Opinion of Davis Polk & Wardwell relating to Return Enhanced Notes Linked to the S&P Composite 1500 Homebuilding Index due December 31, 2008
8.4
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Nikkei 225 Index, the iShares® MSCI Emerging Markets Index Fund, the FTSE/Xinhua China 25 Index, the MSCI Taiwan Index, the S&P BRIC 40 Index, the Korea Stock Price Index 200, the Russian Depositary Receipts Index, the Kuala Lumpur Composite Index, the CECEEUR Index and the iShares® MSCI Brazil Index Fund due May 10, 2010